PROXY

                                  Arkona, Inc.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan Rudd and Stephen Russo, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Arkona, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on August 1, 2002, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah, on Wednesday, September 25, 2002, at 10:00 a.m. MST, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

[  ] FOR all nominees listed below (except as marked to the contrary).

[  ] WITHOUT AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

ALAN RUDD                     RICHARD HOLLAND                   BRYAN ALLEN

2. PROPOSAL TO RATIFY the appointment of Mantyla McReynolds as independent auditors of the Company for the fiscal year ending March 31, 2003.

         [  ]  FOR          [  ]  AGAINST         [  ]  ABSTAIN

3. PROPOSAL TO APPROVE the Company's 2001 Stock Incentive Plan.

         [  ]  FOR          [  ]  AGAINST         [  ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF MANTYLA MCREYNOLDS AS INDEPENDENT AUDITORS OF THE COMPANY AND FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED: _________________________________,  2002



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 Signature                 Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)